Exhibit 99.1

Regional Management Corp. Announces Second Quarter 2018 Results

-    Net income of $8.5 million and diluted earnings per share of $0.70    -

-    13th consecutive quarter of double-digit total finance receivables growth    -

-    8th consecutive quarter of double-digit revenue growth    -

Greenville, South Carolina – July 31, 2018 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today announced results for the second quarter ended June 30, 2018.

Second Quarter 2018 Highlights

•

Net income for the second quarter of 2018 was $8.5 million, an increase of 38.3% from the prior-year period. Diluted earnings per share for the second quarter of 2018 was $0.70, based on a diluted share count of 12.1 million.

•	Total finance receivables as of June 30, 2018 were $847.2 million, an increase of 16.6%, or $120.5 million, from the prior year.

•	Thirteenth consecutive quarter that total finance receivables have grown at least 10% over the prior-year period.

•	Total core small and large loan finance receivables increased $160.1 million, or 26.0%, compared to the prior-year period.

•

Large loan finance receivables of $392.1 million increased $124.2 million, or 46.3%, from the prior-year period and now represent 46.3% of the total loan portfolio. Small loan finance receivables as of June 30, 2018 were $384.7 million, an increase of 10.3% over the prior-year period.

•	Total revenue for the second quarter of 2018 was $72.4 million, a $7.1 million, or 10.8%, increase from the prior-year period.

•	Eighth consecutive quarter of year-over-year double-digit revenue growth.

•	Interest and fee income increased 11.8%, driven by a 16.6% increase in finance receivables compared to the prior-year period.

•	Provision for credit losses for the second quarter of 2018 was $20.2 million, an increase of 8.7% from the prior-year period, while total finance receivables increased 16.6%.

•	Annualized net credit losses as a percentage of finance receivables were 9.5%, a 40 basis point improvement from 9.9% in the prior-year period.

•

30+ day contractual delinquencies as of June 30, 2018 were 6.3%, an improvement from 6.5% for both March 31, 2018 and June 30, 2017. 30+ day delinquencies as of March 31, 2018 included 0.2% related to the 2017 hurricanes.

•	Completed first asset-backed securitization, a $150 million note issuance (senior class rated “AA” by DBRS) with a weighted average coupon of 3.93%.

“We produced another strong quarter at Regional, as we continue to consistently generate double-digit finance receivable and top line growth, led by our core portfolio,” said Peter R. Knitzer, President and Chief Executive Officer of Regional Management. “Additionally, by maintaining our solid credit profile and controlling our overall expenses, we are expanding our margins and continuing to record double-digit bottom line growth on a year-over-year basis.”

“In addition to our very solid second quarter performance, we were pleased to complete our first asset-backed term securitization, fully backed by large loan receivables,” continued Mr. Knitzer. “Our successful securitization allowed us to lower our cost of capital and further diversify our funding capabilities. Moving ahead, in the back half of 2018, we are squarely focused on our hybrid growth strategy supported by our de novo branch expansion, which includes expanding our footprint into the Midwest, while continuing to increase our receivables at our existing branches. All in, we are delivering on consistent and profitable growth and remain optimally positioned to continue to generate long-term shareholder value.”

Second Quarter 2018 Results

Finance receivables outstanding at June 30, 2018 were $847.2 million, a 16.6% increase from $726.8 million in the prior year. Finance receivables increased from continued strong growth in both the core small and large loan portfolios.

For the second quarter ended June 30, 2018, the Company reported total revenue of $72.4 million, a 10.8% increase from $65.3 million in the prior-year period. Interest and fee income for the second quarter of 2018 was $66.8 million, an 11.8% increase from $59.8 million in the prior-year period, primarily due to increases in the small and large loan portfolios compared to the prior-year period. Insurance income, net for the second quarter of 2018 was $2.9 million, a $0.2 million, or 6.6%, reduction from the prior-year period. The decrease was primarily due to the transition in insurance carriers in the prior-year period, causing some of the Company’s insurance claims to impact net credit losses in the second quarter of 2017 instead of insurance income. Other income for the second quarter of 2018 was $2.7 million, a 9.7% increase from the prior-year period.

The provision for credit losses in the second quarter of 2018 was $20.2 million, an 8.7% increase compared to $18.6 million in the prior-year period, while total finance receivables increased 16.6%. Net credit losses were $19.5 million in the second quarter of 2018, an increase of $1.9 million over the prior-year period. The increase over the prior-year period was primarily due to portfolio growth, partially offset by a $0.7 million build in the allowance for credit losses compared to a $1.0 million build in the second quarter of 2017. Annualized net credit losses as a percentage of average finance receivables in the second quarter of 2018 were 9.5% (inclusive of 50 basis points related to the 2017 hurricanes), a 40 basis point improvement from 9.9% in the prior-year period.

General and administrative expenses for the second quarter of 2018 were $33.2 million, an increase of $1.6 million, or 5.0%, from the prior-year period. Annualized general and administrative expenses as a percentage of average finance receivables improved 170 basis points from the prior-year period to 16.2% for the second quarter of 2018. General and administrative expenses for the second quarter of 2018 included higher personnel costs related to staffing increases in information technology, centralized collections, and branches to support ongoing loan portfolio growth, as well as higher marketing expense.

Interest expense was $7.9 million in the second quarter of 2018, compared to $5.2 million in the prior-year period. The increase in interest expense was due to larger long-term debt amounts outstanding from growth in finance receivables, federal funds rate increases, larger unused lines of credit, and incremental debt issuance costs associated with upsizing the senior revolving credit facility and entering into the warehouse credit facility. During the quarter, the Company completed its first asset-backed securitization, a $150 million note issuance (senior class rated “AA” by DBRS) with a weighted average coupon of 3.93%. The Company’s diversified sources of funding continue to position it for long-term growth.

Net income for the second quarter of 2018 was $8.5 million, an increase from $6.1 million in the prior-year period. Diluted earnings per share for the second quarter of 2018 was $0.70, an increase from $0.52 in the prior-year period.

2018 De Novo Outlook

As of June 30, 2018, the Company’s branch network consisted of 340 locations. The Company opened one branch and consolidated two locations during the second quarter of 2018. For 2018, the Company maintains its plan to open between 25 and 30 de novo branches.

Liquidity and Capital Resources

As of June 30, 2018, the Company had finance receivables of $847.2 million and outstanding long-term debt of $595.8 million (consisting of $383.2 million of long-term debt on its $638.0 million senior revolving credit facility, $29.7 million of long-term debt on its $150.0 million revolving warehouse credit facility, $32.9 million of long-term debt on its amortizing loan, and $150.0 million through its asset-backed securitization).

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (direct). Please dial the number 10 minutes prior to the scheduled start time.

*** A supplemental slide presentation will be made available on Regional Management’s website prior to the earnings call at www.RegionalManagement.com. ***

In addition, a live webcast of the conference call will also be available on Regional Management’s website at www.RegionalManagement.com.

A replay will be available following the end of the call through Tuesday, August 7, 2018, by telephone at (844) 512-2921 (toll-free) or (412) 317-6671 (international), passcode 10005223. A webcast replay of the call will be available at http://www.RegionalManagement.com for one year following the call.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Regional Management Corp.’s expectations or beliefs concerning future events. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: changes in general economic conditions, including levels of unemployment and bankruptcies; risks associated with Regional Management’s transition to a new loan origination and servicing software system; risks related to opening new branches, including the ability or inability to open new branches as planned; risks inherent in making loans, including repayment risks and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; risks relating to our first asset-backed securitization; changes in interest rates; the risk that Regional Management’s existing sources of liquidity become insufficient to satisfy its needs or that its access to these sources becomes unexpectedly restricted; changes in federal, state, or local laws, regulations, or regulatory policies and practices, and risks associated with the manner in which laws and regulations are interpreted, implemented, and enforced; the impact of changes in tax laws, guidance, and interpretations, including related to certain provisions of the Tax Cuts and Jobs Act; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and credit losses); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management); changes in the competitive environment in which Regional Management operates or in the demand for its products; risks related to acquisitions; changes in operating and administrative expenses; and the departure, transition, or replacement of key personnel. Such factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update the information contained in this press release beyond the publication date, except to the extent required by law, and is not responsible for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company providing a broad array of loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other traditional lenders. Regional Management began operations in 1987 with four branches in South Carolina and has since expanded its branch network across South Carolina, Texas, North Carolina, Tennessee, Alabama, Oklahoma, New Mexico, Georgia, and Virginia. Each of its loan products is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments and is repayable at any time without penalty. Regional Management’s loans are sourced through its multiple channel platform, including in its branches, through direct mail campaigns, online credit application networks, retailers, and its consumer website. For more information, please visit www.RegionalManagement.com.

Contact:

Investor Relations

Garrett Edson, (203) 682-8331

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(in thousands, except per share amounts)

			Better (Worse)				Better (Worse)
	2Q 18	2Q 17	$	%	YTD 18	YTD 17	$	%
Revenue
Interest and fee income	$66,829	$59,787	$7,042	11.8%	$132,980	$119,042	$13,938	11.7%
Insurance income, net	2,882	3,085	(203)	(6.6)%	6,271	6,890	(619)	(9.0)%
Other income	2,705	2,466	239	9.7%	5,790	5,226	564	10.8%

Total revenue	72,416	65,338	7,078	10.8%	145,041	131,158	13,883	10.6%

Expenses
Provision for credit losses	20,203	18,589	(1,614)	(8.7)%	39,718	37,723	(1,995)	(5.3)%

Personnel	19,390	18,387	(1,003)	(5.5)%	40,618	36,555	(4,063)	(11.1)%
Occupancy	5,478	5,419	(59)	(1.1)%	11,096	10,704	(392)	(3.7)%
Marketing	2,258	1,779	(479)	(26.9)%	3,711	2,984	(727)	(24.4)%
Other	6,089	6,057	(32)	(0.5)%	12,382	12,853	471	3.7%

Total general and administrative	33,215	31,642	(1,573)	(5.0)%	67,807	63,096	(4,711)	(7.5)%

Interest expense	7,915	5,221	(2,694)	(51.6)%	15,092	10,434	(4,658)	(44.6)%

Income before income taxes	11,083	9,886	1,197	12.1%	22,424	19,905	2,519	12.7%
Income taxes	2,601	3,751	1,150	30.7%	5,298	6,136	838	13.7%

Net income	$8,482	$6,135	$2,347	38.3%	$17,126	$13,769	$3,357	24.4%

Net income per common share:
Basic	$0.73	$0.53	$0.20	37.7%	$1.47	$1.19	$0.28	23.5%

Diluted	$0.70	$0.52	$0.18	34.6%	$1.42	$1.17	$0.25	21.4%

Weighted-average shares outstanding:
Basic	11,658	11,554	(104)	(0.9)%	11,638	11,524	(114)	(1.0)%

Diluted	12,138	11,730	(408)	(3.5)%	12,084	11,723	(361)	(3.1)%

Return on average assets (annualized)	4.0%	3.5%			4.1%	3.9%

Return on average equity (annualized)	13.4%	11.3%			13.8%	12.9%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except par value amounts)

			Increase (Decrease)
	2Q 18	2Q 17	$	%
Assets
Cash	$2,799	$3,678	$(879)	(23.9)%
Gross finance receivables	1,121,711	933,257	188,454	20.2%
Unearned finance charges and insurance premiums	(274,473)	(206,490)	(67,983)	(32.9)%

Finance receivables	847,238	726,767	120,471	16.6%
Allowance for credit losses	(48,450)	(42,000)	(6,450)	(15.4)%

Net finance receivables	798,788	684,767	114,021	16.7%
Restricted cash	26,356	10,630	15,726	147.9%
Property and equipment	12,072	11,653	419	3.6%
Intangible assets	10,785	8,480	2,305	27.2%
Deferred tax asset	—	1,776	(1,776)	(100.0)%
Other assets	17,420	6,549	10,871	166.0%

Total assets	$868,220	$727,533	$140,687	19.3%

Liabilities and Stockholders’ Equity
Liabilities:
Long-term debt	$595,765	$497,049	$98,716	19.9%
Unamortized debt issuance costs	(7,437)	(5,539)	(1,898)	(34.3)%

Net long-term debt	588,328	491,510	96,818	19.7%
Accounts payable and accrued expenses	17,526	14,656	2,870	19.6%
Deferred tax liability	3,832	—	3,832	100.0%

Total liabilities	609,686	506,166	103,520	20.5%
Stockholders’ equity:
Preferred stock ($0.10 par value, 100,000 shares authorized, no shares issued or outstanding)	—	—	—	—
Common stock ($0.10 par value, 1,000,000 shares authorized, 13,334 shares issued and 11,788 shares outstanding at June 30, 2018 and 13,201 shares issued and 11,655 shares outstanding at June 30, 2017)	1,333	1,320	13	1.0%
Additional paid-in-capital	96,369	92,535	3,834	4.1%
Retained earnings	185,878	152,558	33,320	21.8%
Treasury stock (1,546 shares at June 30, 2018 and 2017)	(25,046)	(25,046)	—	0.0%

Total stockholders’ equity	258,534	221,367	37,167	16.8%

Total liabilities and stockholders’ equity	$868,220	$727,533	$140,687	19.3%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(in thousands, except per share amounts)

	Averages and Yields
	2Q 18		1Q 18		2Q 17
	Average Finance Receivables	Average Yield (Annualized)	Average Finance Receivables	Average Yield (Annualized)	Average Finance Receivables	Average Yield (Annualized)
Small loans	$366,647	40.1%	$370,513	40.1%	$341,184	42.9%
Large loans	375,836	28.6%	355,784	28.5%	253,049	29.0%
Automobile loans	43,980	16.0%	55,515	15.4%	83,082	16.5%
Retail loans	31,530	18.8%	32,657	18.5%	30,486	19.1%

Total interest and fee yield	$817,993	32.7%	$814,469	32.5%	$707,801	33.8%

Total revenue yield	$817,993	35.4%	$814,469	35.7%	$707,801	36.9%

	Components of Increase in Interest and Fee Income 2Q 18 Compared to 2Q 17 Increase (Decrease)
	Volume	Rate	Volume & Rate	Net
Small loans	$2,730	$(2,411)	$(180)	$139
Large loans	8,889	(232)	(113)	8,544
Automobile loans	(1,615)	(108)	51	(1,672)
Retail loans	50	(18)	(1)	31
Product mix	(746)	808	(62)	—

Total increase in interest and fee income	$9,308	$(1,961)	$(305)	$7,042

	Net Loans Originated (1)
	2Q 18	1Q 18	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 17	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$165,023	$123,756	$41,267	33.3%	$160,380	$4,643	2.9%
Large loans	109,186	88,773	20,413	23.0%	86,771	22,415	25.8%
Automobile loans (2)	—	—	—	0.0%	5,828	(5,828)	(100.0)%
Retail loans	6,713	7,302	(589)	(8.1)%	6,353	360	5.7%

Total net loans originated	$280,922	$219,831	$61,091	27.8%	$259,332	$21,590	8.3%

(1)	Represents the balance of loan origination and refinancing net of unearned finance charges.
(2)	The Company ceased originating automobile loans in November 2017.

	Other Key Metrics
	2Q 18	1Q 18	2Q 17
Net credit losses	$19,503	$20,675	$17,589
Percentage of average finance receivables (annualized)	9.5%	10.2%	9.9%

Provision for credit losses	$20,203	$19,515	$18,589
Percentage of average finance receivables (annualized)	9.9%	9.6%	10.5%
Percentage of total revenue	27.9%	26.9%	28.5%

General and administrative expenses	$33,215	$34,592	$31,642
Percentage of average finance receivables (annualized)	16.2%	17.0%	17.9%
Percentage of total revenue	45.9%	47.6%	48.4%

Same store results:
Finance receivables at period-end	$839,741	$792,495	$723,547
Finance receivable growth rate	15.6%	14.1%	12.0%
Number of branches in calculation	334	331	336

	Finance Receivables by Product
	2Q 18	1Q 18	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 17	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$384,690	$360,470	$24,220	6.7%	$348,742	$35,948	10.3%
Large loans	392,101	363,931	28,170	7.7%	267,921	124,180	46.3%

Total core loans	776,791	724,401	52,390	7.2%	616,663	160,128	26.0%
Automobile loans	39,414	48,704	(9,290)	(19.1)%	79,861	(40,447)	(50.6)%
Retail loans	31,033	31,851	(818)	(2.6)%	30,243	790	2.6%

Total finance receivables	$847,238	$804,956	$42,282	5.3%	$726,767	$120,471	16.6%

Number of branches at period end	340	341	(1)	(0.3)%	347	(7)	(2.0)%
Average finance receivables per branch	$2,492	$2,361	$131	5.5%	$2,094	$398	19.0%

	Contractual Delinquency by Aging
	2Q 18		1Q 18		2Q 17
Allowance for credit losses (1)	$48,450	5.7%	$47,750	5.9%	$42,000	5.8%

Current	704,770	83.1%	683,206	84.9%	599,344	82.5%
1 to 29 days past due	89,510	10.6%	69,034	8.6%	80,064	11.0%

Delinquent accounts:
30 to 59 days	18,886	2.3%	14,858	1.8%	17,018	2.3%
60 to 89 days	12,103	1.4%	11,495	1.4%	10,726	1.5%
90 to 119 days	8,373	1.0%	9,656	1.2%	7,793	1.0%
120 to 149 days	6,857	0.8%	7,905	1.0%	6,302	0.9%
150 to 179 days	6,739	0.8%	8,802	1.1%	5,520	0.8%

Total contractual delinquency (2)	$52,958	6.3%	$52,716	6.5%	$47,359	6.5%

Total finance receivables	$847,238	100.0%	$804,956	100.0%	$726,767	100.0%

1 day and over past due	$142,468	16.9%	$121,750	15.1%	$127,423	17.5%

	Contractual Delinquency by Product
	2Q 18		1Q 18		2Q 17
Small loans	$28,347	7.4%	$29,586	8.2%	$26,610	7.6%
Large loans	19,600	5.0%	17,723	4.9%	13,839	5.2%
Automobile loans	2,909	7.4%	3,132	6.4%	5,172	6.5%
Retail loans	2,102	6.8%	2,275	7.1%	1,738	5.7%

Total contractual delinquency (2)	$52,958	6.3%	$52,716	6.5%	$47,359	6.5%

(1)	1Q 18 includes incremental hurricane allowance for credit losses of $1,750.
(2)	1Q 18 delinquency was impacted 0.2% by the hurricane-affected branches.

	Quarterly Trend
	2Q 17	3Q 17	4Q 17	1Q 18	2Q 18	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$59,787	$63,615	$66,377	$66,151	$66,829	$678	$7,042
Insurance income, net	3,085	3,095	3,076	3,389	2,882	(507)	(203)
Other income	2,466	2,484	2,654	3,085	2,705	(380)	239

Total revenue	65,338	69,194	72,107	72,625	72,416	(209)	7,078

Expenses
Provision for credit losses	18,589	20,152	19,464	19,515	20,203	(688)	(1,614)

Personnel	18,387	19,534	19,903	21,228	19,390	1,838	(1,003)
Occupancy	5,419	5,480	5,346	5,618	5,478	140	(59)
Marketing	1,779	2,303	1,841	1,453	2,258	(805)	(479)
Other	6,057	6,523	6,929	6,293	6,089	204	(32)

Total general and administrative	31,642	33,840	34,019	34,592	33,215	1,377	(1,573)

Interest expense	5,221	6,658	6,816	7,177	7,915	(738)	(2,694)

Income before income taxes	9,886	8,544	11,808	11,341	11,083	(258)	1,197
Income taxes	3,751	3,235	923	2,697	2,601	96	1,150

Net income	$6,135	$5,309	$10,885	$8,644	$8,482	$(162)	$2,347

Net income per common share:
Basic	$0.53	$0.46	$0.94	$0.74	$0.73	$(0.01)	$0.20

Diluted	$0.52	$0.45	$0.92	$0.72	$0.70	$(0.02)	$0.18

Weighted-average shares outstanding:
Basic	11,554	11,563	11,592	11,618	11,658	(40)	(104)

Diluted	11,730	11,812	11,875	12,030	12,138	(108)	(408)

Net interest margin	$60,117	$62,536	$65,291	$65,448	$64,501	$(947)	$4,384

Net credit margin	$41,528	$42,384	$45,827	$45,933	$44,298	$(1,635)	$2,770

	2Q 17	3Q 17	4Q 17	1Q 18	2Q 18	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	$727,533	$779,850	$829,483	$814,809	$868,220	$53,411	$140,687

Finance receivables	$726,767	$774,856	$817,463	$804,956	$847,238	$42,282	$120,471

Allowance for credit losses	$42,000	$47,400	$48,910	$47,750	$48,450	$700	$6,450

Long-term debt	$497,049	$538,351	$571,496	$550,377	$595,765	$45,388	$98,716

	Averages and Yields
	YTD 18		YTD 17
	Average Finance Receivables	Average Yield	Average Finance Receivables	Average Yield
Small loans	$368,570	40.1%	$346,752	42.4%
Large loans	365,865	28.5%	246,564	28.8%
Automobile loans	49,715	15.7%	85,580	16.5%
Retail loans	32,091	18.7%	31,569	18.8%

Total interest and fee yield	$816,241	32.6%	$710,465	33.5%

Total revenue yield	$816,241	35.5%	$710,465	36.9%

	Components of Increase in Interest and Fee Income YTD 18 Compared to YTD 17 Increase (Decrease)
	Volume	Rate	Volume & Rate	Net
Small loans	$4,625	$(3,978)	$(250)	$397
Large loans	17,166	(317)	(153)	16,696
Automobile loans	(2,967)	(363)	152	(3,178)
Retail loans	49	(26)	—	23
Product mix	(1,150)	1,389	(239)	—

Total increase in interest and fee income	$17,723	$(3,295)	$(490)	$13,938

	Net Loans Originated (1)
	YTD 18	YTD 17	YTD $ Inc (Dec)	YTD % Inc (Dec)
Small loans	$288,779	$275,739	$13,040	4.7%
Large loans	197,959	143,791	54,168	37.7%
Automobile loans (2)	—	14,617	(14,617)	(100.0)%
Retail loans	14,015	12,617	1,398	11.1%

Total net loans originated	$500,753	$446,764	$53,989	12.1%

(1)	Represents the balance of loan origination and refinancing net of unearned finance charges.
(2)	The Company ceased originating automobile loans in November 2017.

	Other Key Metrics
	YTD 18	YTD 17
Net credit losses	$40,178	$36,973
Percentage of average finance receivables (annualized)	9.8%	10.4%

Provision for credit losses	$39,718	$37,723
Percentage of average finance receivables (annualized)	9.7%	10.6%
Percentage of total revenue	27.4%	28.8%

General and administrative expenses	$67,807	$63,096
Percentage of average finance receivables (annualized)	16.6%	17.8%
Percentage of total revenue	46.8%	48.1%